Exhibit 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com

Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Robert P. Panzer

Benjamin T. Branche*

Eric M. Stein**

Robert G. Stevens Jr.**

Of Counsel

Stephen Skillman

Linda R. Feinberg

Anthony J. Parrillo

Paul T. Koenig, Jr.

Robert A. Gladstone

Janine Danks Fox*

Richard A. Catalina Jr.*†

E. Elizabeth Sweetser

Keith L. Hovey

Michael D. Brottman**

Lindsey Moskowitz Medvin**

Mark A. Fisher

Robert L. Lakind***

Thomas J. Manzo**

Carley Ward**

Melissa A. Chimbangu

Kathleen O’Brien

Steven A. Lipstein**

Yarona Y. Liang#

Brian A. Heyesey

Mengyi "Jason" Ye

John O’Leary***

Christopher S. Myles

Christopher S. Kwelty

+Certified Matrimonial Attorney

++Certified Civil and Criminal Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

February 24, 2016

Securities and Exchange Commission

100 F Street N.E.

Washington, DC 20549

Re:	Yangtze River Development Limited

Ladies and Gentlemen:

We have acted as counsel to Yangtze River Development Limited, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of the offer and sale of up to 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to the terms and in the manner set forth in the Yangtze River Development Limited 2016 Amended and Restated Stock Incentive Plan (the “Plan”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion.

In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that the Plan has been duly authorized and the Shares underlying the Plan, upon issuance and payment therefor in accordance with the terms of the Plan and the agreements or certificates issued thereunder, will have been validly issued, fully paid and non-assessable.

February 24, 2016 Page 2

The foregoing opinion is based upon and limited to Nevada law as currently in effect, and we express no opinion as to the effect of any other law of the State of Nevada or the laws, statutes, regulations or ordinances of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to said Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Szaferman, Lakind, Blumstein & Blader, PC

By:	/s/ Gregg E. Jaclin
Gregg E. Jaclin
For the firm